Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated July 7, 2026 (November 5, 2026 as to the effects of the reverse stock split described in Note 15), relating to the consolidated financial statements of Rezera Inc. (formerly NodThera Inc.) and subsidiaries. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 9, 2026